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                           PAIRGAIN TECHNOLOGIES, INC.

                 EXHIBIT 11.1--COMPUTATION OF EARNINGS PER SHARE


                                                                           YEAR ENDED DECEMBER 31,
                                                                    ------------------------------------
PRIMARY EARNINGS PER SHARE                                            1996          1995          1994
                                                                    --------      --------      --------
                                                                   (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Net income                                                          $ 36,603      $  1,056      $  8,567
                                                                    ========      ========      ========
Calculation of weighted average number of common and
  common equivalent shares:
   Weighted average of common shares outstanding                      62,657        58,225        50,131
   Weighted average of common and common shares equivalents:
     Weighted average warrants outstanding                                40         1,292         5,785
     Weighted average options outstanding                             13,065        12,069        10,017
     Shares assumed to be repurchased using the treasury stock
       method                                                         (2,380)       (3,253)       (3,423)
     Shares assumed to be repurchased to reflect the effects of
       tax benefits                                                   (1,324)       (1,053)         (898)
                                                                    --------      --------      --------
     Weighted average number of common and common
       equivalents shares                                             72,058        67,280        61,612
                                                                    ========      ========      ========
   Net income per share                                             $   0.51      $   0.02      $   0.14
                                                                    ========      ========      ========


                                                                            YEAR ENDED DECEMBER 31,
                                                                    ------------------------------------
FULLY DILUTIVE EARNINGS PER SHARE                                     1996          1995          1994
                                                                    --------      --------      --------
                                                                   (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Net income                                                          $ 36,603      $  1,056      $  8,567
                                                                    ========      ========      ========
Calculation of weighted average number of common and
  common equivalent shares:
   Weighted average of common shares outstanding                      62,657        58,225        50,131
   Weighted average of common and common shares equivalents:
     Weighted average warrants outstanding                                40         1,292         5,785
     Weighted average options outstanding                             13,065        12,069        10,017
     Shares assumed to be repurchased using the treasury stock
       method                                                         (2,085)       (1,700)       (2,426)
     Shares assumed to be repurchased to reflect the effects of
       tax benefits                                                   (1,356)       (1,178)         (923)
                                                                    --------      --------      --------
     Weighted average number of common and common equivalents
       shares                                                         72,321        68,708        62,584
                                                                    ========      ========      ========
   Net income per share                                             $   0.51      $   0.02      $   0.14
                                                                    ========      ========      ========


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